Exhibit 24(a)



                               CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-21900, 33-34205 and 33-35354) of Chris-Craft Industries, Inc. of our report dated February 8, 1994 appearing on page 13 of the Annual Report to Shareholders of Chris-Craft Industries, Inc. which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 27 of this Form 10-K.






PRICE WATERHOUSE

New York, New York
March 29, 1994